UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):                  April 5, 2005

                       TEMPORARY FINANCIAL SERVICES, INC.
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             (Exact name of registrant as specified in its charter)


         Washington                    333-60326                 91-2079472
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(State or other jurisdiction   (Commission File Number)        (IRS Employer
    of incorporation)                                        Identification No.)


200 North Mullan Road, Suite 213, Spokane, Washington              99223
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Address of principal executive offices                            Zip Code


Registrants telephone number, including area code:                 509-340-0273


                                      N.A.
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         (Former name or former address, if changes since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencment communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencment communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events
Item 8.01 Other Events.

On December 21, 2004, Temporary Financial Services, Inc. (OTCBB: TPFS) entered into a non-binding letter of intent to acquire Toolbuilders Laboratories, Inc. ("TBL"), a Washington corporation. This transaction was previously reported on Form 8-K dated December 27, 2004.

No definitive agreement was ever entered into in connection with the TBL acquisition. On April 5, 2005, TFS received a letter from TBL indicating that it was withdrawing from the proposed transaction on advice of their counsel. The reasons given were related to the heightened scrutiny that would be given to the combined entity under regulations adopted pursuant to the Sarbanes-Oxley Act of 2002. TBL further indicated that the costs of due diligence to assure that the company's officers and directors would not be subjected to personal liability under Sarbanes-Oxley outweighed the potential benefits of the transaction.

As a result of the withdrawal by TBL, TFS is again looking at potential acquisitions. While TFS seeks out viable acquisition candidates, it will invest its cash position in short term financial instruments.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Temporary Financial Services, Inc.                         April 06, 2005

/s/ Brad E. Herr, Secretary
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Brad E. Herr, Secretary